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                                                                     EXHIBIT 8.A

             (AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD)

December 10, 2003

GulfTerra Energy Partners, L.P.
4 East Greenway Plaza
Houston, Texas 77046


         Re:      GulfTerra Energy Partners, L.P.


Ladies and Gentlemen:

         We have acted as counsel to GulfTerra Energy Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), in connection with the registration, pursuant to a registration statement on Form S-3, (File No. 333-110116) (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of 3,000,000 common units (the "COMMON UNITS") and 2,750,000 common units (the "EXCHANGE UNITS," and, together with the Common Units, the "UNITS"), such Exchange Units which are issuable pursuant to the Exchange and Registration Rights Agreement dated October 2, 2003 by and among GulfTerra Energy Company, L.L.C., a Delaware limited liability company and general partner of the Partnership (the "GENERAL PARTNER"), Goldman, Sachs & Co. and the Partnership upon the exchange of membership interests in the General Partner into common units of the Partnership. The Units represent limited partnership interests of the Partnership to be sold by selling unitholders of the Partnership as described in the Registration Statement.

         In connection therewith, we have participated in the discussion set forth under the caption "Income Tax Considerations" (the "DISCUSSION") in the Registration Statement with respect to the Units.

         The Discussion, subject to the qualifications stated therein, constitutes our opinion as to the material United States federal income tax consequences for purchasers of the Units.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Discussion. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.